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                                                                     Exhibit 1.1

                                    FORM OF

                    GENERAL AMERICAN RAILCAR CORPORATION II
                           1998-1 PASS THROUGH TRUST

          $167,000,000 [    ]% General American Railcar Corporation II
                    Pass Through Certificates, Series 1998-1


                             UNDERWRITING AGREEMENT



                                                              New York, New York
                                                           September [   ], 1998


Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036-8293


Ladies and Gentlemen:

          General American Railcar Corporation II, a Delaware corporation (the "Company"), in connection with the financing of the debt portion of [three separate] leveraged lease transactions in which the Company is lessee, proposes that State Street Bank and Trust Company, as trustee (the "Pass Through Trustee") of the General American Railcar Corporation II 1998-1 Pass Through Trust (the "Pass Through Trust") established under the Pass Through Trust Agreement, to be dated as of September [ ], 1998 (the "Basic Agreement"), between the Pass Through Trustee and the Company, and Trust Supplement No. 1 thereto, to be dated as of September [ ], 1998 (the "Trust Supplement" and, together with the Basic Agreement, the "Pass Through Trust Agreement"), between the Pass Through Trustee and the Company, will issue and sell $167,000,000 aggregate principal amount of Pass Through Certificates, Series 1998-1 (the "Securities"), with the interest rate and final distribution date set forth on Schedule A hereto to you, as Underwriters (the "Underwriters").

          As used in this Agreement capitalized terms used herein but not defined herein shall have the meanings attributed to them in each of the [three] Trust Indenture and Security Agreements, dated as of September ___, 1998 between the applicable Owner Trustee and the applicable Indenture Trustee (each an "Indenture" and collectively, the "Indentures") whether expressly set forth therein or by reference to another agreement. All other capitalized terms used herein shall, for the purposes hereof, have the meanings attributed to them in this Agreement.

          The terms that follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean such date that the Registration Statement (as hereinafter defined) and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall
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mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) below contained in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Pass Through Certificates that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) below including incorporated documents and exhibits, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424" and "Rule 430" refer to such rules or regulations under the Securities Act of 1933, as amended (the "Act"). Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities and Exchange Act of 1934 (the "Exchange Act") on or before the Effective Date or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or, the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          All of the outstanding equity securities of the Company are owned by General American Transportation Corporation, a New York corporation ("GATC"). As an inducement to the Underwriters to enter into this Agreement, and in consideration of the benefits that each of the Company and GATC expects to receive from the sale of the Securities, GATC hereby agrees to certain representations and warranties and covenants and agrees to indemnify or reimburse each Underwriter and certain related persons against or for certain liabilities, as set forth herein.

          Representations and Warranties of the Company.

          The Company and GATC each represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

               (a) The Company meets the requirements for the use of Form S-3 under the Act and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-58731) on such Form including a Preliminary Prospectus, for the registration under the Act of the offering and sale of the Securities. If the Company shall have filed any amendments thereto, or used a Preliminary Prospectus, each such amendment or Preliminary Prospectus has previously been furnished to the Underwriters. Such Registration Statement, as amended, has become effective. The Company will next file with the Commission pursuant to Rule 424(b) and 430A of the Act, a final prospectus relating to the Securities and the offering thereof. As filed, such amendment and form of final prospectus or such Prospectus shall include all Rule 430A Information, together with all other required information with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein.

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               (b) On the Effective Date, the Registration Statement did or
     will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) of the Act, and on the Closing Date (as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act, and the respective rules and regulations thereunder, on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Pass Through Trust Agreement and the Trust Supplement did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules thereunder; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the registration Statement which shall constitute the Statement of eligibility (Form T-1) under the Trust Indenture Act of the Pass Through Trustee and (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriters specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto) (which the parties agree consists solely of the offering price and the last paragraph of the cover page, the stabilizing legend and the information included under the heading "Underwriting" therein).

               (c) [The documents incorporated by reference in any Preliminary Prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any document filed with the Commission after the date as of which this representation is being made) will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder.]

               (d) Since the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus or the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the business, properties, condition (financial or other), or results of operation of the Company.

               (e) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own its properties and conduct its business as described in any Preliminary Prospectus or the Prospectus, and it is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except in such jurisdictions in which the failure to qualify would not have a material adverse effect on the Company, and has all corporate power and authority necessary to own or hold its properties and to perform its obligations under this Agreement, the Participation Agreements, the Pass Through Trust Agreement, each Lease and the other Operative Agreements to which it is a party or is to become a party and the Intercreditor Agreement, the Transfer and Contribution Agreement, the Management Agreement, the Administrative Services Agreement, the Lockbox Agreements, the Insurance Agreement and each Sublease (collectively, the "Company Documents"), to grant security as contemplated by the Intercreditor Agreement and otherwise to

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     conduct the business in which it proposes to be engaged. The Company has not engaged in any business or activity other than as contemplated by the Company Documents and the Operative Agreements to which it is a party.

               (f) The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder, under the Company Documents and under the Operative Agreements to which the Company is a party and this Agreement and such Company Documents and Operative Agreements have each been duly authorized, executed and delivered by the Company.

               (g) Each of the Company Documents and the Operative Agreements to which the Company is a party has been duly authorized by the Company; and when duly executed and delivered by the Company (assuming due authorization, execution and delivery by the other parties thereto), each of the Company Documents and the Operative Agreements to which the Company is a party will constitute the legal, valid and binding obligations of the Company enforceable in accordance with its respective terms, except as such enforceability may be limited in each case by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally (and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally) and except as such enforceability is subject to the application of general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Pass Through Trust Agreement and the Securities conform in all material respects to the descriptions thereof in the Prospectus.

               (h) The execution, delivery and performance of the Company Documents and the Operative Agreements to which the Company is a party, the issuance, authentication, sale and delivery of the Securities, and compliance with the terms thereof, and the consummation by the Company of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result (except as contemplated by the Intercreditor Agreement) in the creation or imposition of any lien or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, and which is material to the Company nor will such actions result in any violation of, or conflict with, the provisions of the certificate of incorporation of the Company or any statute or any order, decree, Rule or regulation of any court or governmental agency or body having proper jurisdiction over the Company or any of its properties or assets.

               (i) Except for such consents as have been obtained and are in full force and effect and except for compliance with the securities or "blue sky" laws of the various states and jurisdictions other than the United States, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of the Company Documents and the Operative Agreements to which the Company is a party by the Company and the consummation of the transactions contemplated hereby and thereby, including the issuance, authentication, sale and delivery of the Securities, and compliance with the terms thereof.

               (j) Except as disclosed in the Prospectus, there are no legal or governmental

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     proceedings pending to which the Company is a party or of which any property of the Company is the subject (i) asserting the invalidity of the Securities, this Agreement or any other Company Document or Operative Agreement to which the Company is a party, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by any of the Company Documents or Operative Agreements to which the Company is a party, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Company of its respective obligations under the Company Documents or Operative Agreements to which the Company is a party, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of the Securities, any Company Document or any Operative Agreement or (v) seeking to affect adversely the United States Federal or State of New York income tax attributes of the Company, the Pass Through Trust, the Securities, any Company Document or any payments to be made by any party under this Agreement, the Pass Through Trust Agreement, the Securities, the Company Documents or any Operative Agreement.

               (k) The Company has not taken any corporate action nor, to the best of its knowledge, have any other steps been taken or legal proceedings been started or threatened against it which would reasonably be expected to cause it to become bankrupt or cause its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver, examiner or similar officer of it or of any or all of its assets or revenues.

               (l) Assuming due authorization and execution by the Pass Through Trust and due authentication by the Pass Through Trustee, the Securities will be duly issued and delivered by the Pass Through Trust, will be entitled to the benefits of the Pass Through Trust Agreement and will constitute valid and binding obligations of the Pass Through Trust, enforceable against the Pass Through Trust in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (m) Since the date as of which information is given in the Prospectus through the date hereof, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation (including without limitation with respect to any debt securities), direct or contingent (excluding liabilities and obligations which were incurred in the ordinary course of business and on ordinary business terms), (iii) entered into any transaction not set forth in the Company Documents or the Operative Agreements or in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

               (n) The Company (i) is not in violation of its certificate of incorporation, (ii) is not in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
     (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject, nor has it failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the conduct by the Company of its business.

               (o) The Company has not engaged in any material activities since its incorporation (other than those incidental to its registration under applicable laws and the authorization of the Company Documents and the Operative Documents to which the Company is a

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     party) and has neither paid any dividends nor made any distributions since incorporation.


               (p) The Intercreditor Agreement upon its execution and delivery will be effective to create in favor of the Collateral Agent for the benefit of the Beneficiaries, as security for the payment and performance of the Secured Obligations (as defined therein), a valid and perfected Lien in the Collateral (as defined therein) purported to be covered thereby, superior in right to any other Liens or interests.

               (q) The Company is not, and following the sale of the Securities, will not be, an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (r) All filings, recordings, registrations and other actions have been, or on or prior to the Closing Date will be, made, obtained and taken in all relevant jurisdictions that are necessary to create and perfect the Liens purported to be granted by the Intercreditor Agreement in all right, title, estate and interest of the Company in the Collateral (as defined in the Intercreditor Agreement) subject to no prior or equal Liens.

               (s) As of the Closing Date, all of the issued shares of capital stock of the Company will have been duly and validly authorized and issued, fully paid and non-assessable, and owned by [GATC]; and the Company, as of the date hereof, has no subsidiaries.

               (t) The Company has not sustained, since the date of the Prospectus, any material loss or interference with its business from any court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or debt of the Company or any material adverse change in or affecting the financial condition, results of operations or business of the Company whether or not arising from transactions in the ordinary course of business, other than as set forth in or contemplated by the Prospectus.

               (u) There are no facts, circumstances, conditions or occurrences that could reasonably be expected to

                        (i) form the basis of an environmental claim arising against the Company, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the business or operations of the Company or on its ability to perform its obligations under the Company Documents or the Operative Agreements to which the Company is a party,

                        (ii)  cause the Company to be subject to any
               restrictions on ownership, occupancy, use or transferability under any environmental law which are reasonably expected to result in a material adverse change in the business, results of operations, condition (financial or otherwise) or property of the Company, or

                        (iii) require the filing or recording of any notice, registration or permit under any environmental law which are reasonably expected to result in a material adverse change in the business, results of operations, condition (financial or otherwise) or property of the Company.

               (v) The Equipment Notes to be issued under the Indentures, when duly
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               authorized, executed and delivered by the Owner Trustee and duly authenticated by the Indenture Trustee in accordance with the terms of the Indentures, will be duly issued under the Indentures and will constitute valid and binding obligations of the Owner Trustee; and the holders thereof will be entitled to the benefits of the Indentures.

                        (w) As of the Closing Date, the Securities will be rated ["AA"] by Standard & Poor's Corporation ("S&P") and "[Aa2]" by Moody's Investors Service, Inc. ("Moody's").


          2.   Representations and Warranties of GATC.

          GATC represents and warrants to and agrees with, the Underwriters as set forth below in this Section 2.

               (a) GATC is duly incorporated and is validly existing under the laws of its jurisdiction of incorporation, is duly qualified to do business in each jurisdiction in which the ownership or leasing of its properties, the conduct of its business or its performance of this Agreement and the Operative Agreements and Company Documents, to which it is a party requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the consolidated financial condition, results of operations or business of GATC and its subsidiaries, taken as a whole, or its performance of this Agreement and such Operative Agreements and Company Documents, with full corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectus.

               (b) GATC has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and under the Operative Agreements and Company Documents to which GATC is a party and this Agreement and such Operative Agreements and Company Documents have each been duly authorized, executed and delivered by GATC.

               (c) GATC has all necessary corporate power and authority to execute and deliver each of the Operative Agreements and Company Documents to which it is a party and to perform its obligations thereunder, and each Operative Agreement and Company Document to which GATC is a party has been or will be duly authorized, executed and delivered and constitutes or will constitute a valid and binding agreement of GATC, enforceable against GATC in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (d) There are no legal or governmental proceedings pending to which GATC is a party or of which any property of GATC is the subject (i) asserting the invalidity of this Agreement or any Operative Agreement or Company Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Operative Agreement or Company Document to which it is a party, (iii) seeking any determination or ruling that would materially and adversely affect the performance by GATC of its obligations under this Agreement or any Operative Agreement or Company Document to which it is a party, or (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Agreement or any Operative Agreement or Company Document to which it is a party.

               (e) The execution, delivery and performance of this Agreement by GATC, and

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     of the Operative Agreements and Company Documents to which GATC is a party, and compliance with the terms of this Agreement and of such Operative Agreements and Company Documents by GATC, and the consummation by GATC of the transactions contemplated by this Agreement and such Operative Agreements and Company Documents, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any properties or assets of GATC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which GATC is a party or by which GATC is bound or to which any of the properties or assets of GATC is subject, and which is material to GATC and its subsidiaries taken as a whole, nor will such actions result in any violation of, or conflict with, the provisions of the certificate of incorporation of GATC or any statute, or any order, decree, Rule or regulation of any court or governmental agency or body having proper jurisdiction over GATC or any of its properties or assets (except for such statutes, orders, decrees, rules or regulations the violation of which would not have a material adverse effect on the consolidated financial condition, results of operation or business of GATC and its subsidiaries, taken as a whole).

               (f) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over GATC or any of its properties or assets is required for the execution, delivery and performance of this Agreement and the Operative Agreements and Company Documents to which GATC is a party and the consummation of the transactions contemplated hereby and thereby (other than such consents the failure of which to obtain would not have a material adverse effect on the consolidated financial condition, results of operations or business of GATC and its subsidiaries, taken as a whole).

               (g) GATC is not, and following the sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined by the Investment Company Act.

               (h) All the information relating to GATC which GATC has supplied to the Underwriters and the Rating Agencies in connection with the actual or prospective issuance of the Securities (as supplemented or superseded from time to time prior to the date of this Agreement) was at the time it was supplied, and to the best of the knowledge of GATC is, true and correct in all material respects and is not misleading in any material respect, and did not fail to disclose any information which was necessary to make the information so given not misleading in the context in which it was given.

          3.   Purchase and Sale.

               (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of the Securities at a purchase price of 100% of the principal amount of the Securities set forth opposite its name in Schedule I hereto (the "Selling Price").

               (b) The Company agrees to pay the Underwriters an underwriting fee of $[________] payable upon on the Closing Date.

               [(c) The Company agrees to pay the Underwriters a structuring fee of $[_______], payable upon on the Closing Date. ]

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               (d)  The Underwriters may, to the extent permitted by applicable laws, overallot and make purchases and sales of the Securities in the open market or otherwise for the purpose of stabilizing the market in the Securities, but in such event and in relation thereto the Underwriters shall be acting on their own behalf and not as agent of the Company, and any loss or profit resulting therefrom shall be for the account of the Underwriters. The Underwriters acknowledge that the Company has not authorized the issue of Securities in a principal amount exceeding the amount set forth on the first page of this Agreement.

          4.   Delivery and Payment.

          Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on _________________, 1998, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to each of the Underwriters' respective accounts at the Depository Trust Company against payment by the Underwriters of the purchase price thereof in Federal (same day) funds by wire transfer to an account in The City of New York previously designated to the Underwriters by the Company.

          The Securities shall be registered in such names and in such denominations as each Underwriter may request, without interest coupons, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, not less than two full business days in advance of the Closing Date or such other date as may be agreed upon. The Company agrees to have the Securities available for inspection, checking and packaging by the Underwriters in New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

          5.   Offering by the Underwriters.

          It is understood that, after this Agreement has been entered into and the Registration Statement becomes effective, the Underwriters propose to offer the Securities for sale to the public as set forth in any Preliminary Prospectus and the Prospectus.

          This Agreement has been duly authorized, executed and delivered by the Underwriters.

          6.   Agreements.

          The Company agrees with the Underwriters that:


               (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective and the Pass Through Trust Agreement to be qualified under the Trust Indenture Act. Prior to the Closing Date, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Underwriters a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters may reasonably object. Subject to the foregoing sentence, if filing of the Prospectus is required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective,

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     (ii) when the Prospectus, and any supplement thereto, shall have been filed
     (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Pass Through Certificates, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) during the period when a prospectus relating to the Securities is required to be delivered under the Act, of the mailing or the delivery to the Commission for filing of any document to be filed pursuant to the Exchange Act. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

               (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and the applicable rules and Rule 158 under the Act.

               (d) The Company will furnish to each Underwriter and the Underwriters' counsel, without charge, a signed copy of the Registration Statement (including exhibits thereto and materials incorporated by reference therein) and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as any Underwriters may reasonably request.

               (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as each of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company will not be required to file any general consent to service of process or qualify to do business in any jurisdiction in order to effect such qualification.

               (f) The Company will not amend or supplement the Prospectus without the prior consent of the Underwriters.

               (g) The Company will notify the Underwriters promptly of any change having or potentially having a material adverse effect on the financial condition, results of operations or business of the Company or relating to any of its representations, warranties, covenants or agreements contained herein that occurs at any time prior to payment of the full Selling Price to the Company on the Closing Date.

               (h) The Company will use the net proceeds received from the issuance of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

               (i) The Company will obtain, make and keep in full force and effect for so long as any of the Securities remain outstanding all authorizations from and registrations with governmental authorities that may be required for the issuance, validity or enforceability against the Company of this Agreement, the Pass Through Trust Agreement and the Securities.

               (j) The Company will hold each Underwriter harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue, sale and delivery of the Securities in accordance with the terms of this Agreement and on the execution and delivery of the Pass Through Trust Agreement and this Agreement which are or may be required to be paid under the laws of the United States or any political subdivision or taxing authority thereof or therein; all payments to be made by the Company hereunder shall be made in U.S. dollars, at such place as indicated by the Underwriters, without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed or levied by or on behalf of the United States or any taxing authority therein, unless the Company is compelled by law to deduct or withhold such taxes, duties or charges; in that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts after such withholding or deduction shall equal the amounts that would have been payable if no such withholding or deduction had been made.

               (k) The Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, nor is, nor will be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

               (l) The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

               (m) For a period of [one year] following the Closing Date, the Company will notify the Underwriters prior to mailing any consent solicitation or other request for an amendment, modification or waiver of any of the Company Documents or Operative Agreements to the holders of any of the Securities.

               (n) To the extent, if any, that the ratings provided with respect to the Securities by any Rating Agency are conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company will furnish such documents and take any such other actions.

               (o) Between the date of this Agreement and the Closing Date, the Company will not without the Underwriters' prior written consent, offer, sell, or enter into any agreement to sell, any public debt securities registered under the Act which are substantially similar to the Securities (other than the Pass Through Certificates).

               [(p) As of the date hereof it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.]

          Agreement of GATC.

          GATC agrees with each Underwriter to notify the Underwriters promptly of any change affecting any of its representations, warranties, covenants, agreements and indemnities herein at any time prior to payment for the Securities being made to the Company by the Underwriters on the Closing Date.

          Conditions to the Obligations of the Underwriters.

          The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and GATC contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and GATC made in any certificates pursuant to the provisions hereof, to the performance by the Company and GATC of their obligations hereunder and to the following additional conditions:

               (a) If the Registration Statement has not become effective prior to the Execution Time, the Registration Statement shall have become effective not later than (i) 5:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City time, on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Pass Through Trust Agreement, the Securities, the Company Documents, the other Operative Agreements and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass on such matters.

               (c) GATC shall have furnished to the Underwriters the opinion of Ronald J. Ciancio, Esq., Assistant General Counsel for GATC, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

               (d) The Company and GATC shall have furnished to the Underwriters the opinion or opinions of Vedder, Price, Kaufman & Kammholz, counsel for the Company and GATC, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

               (e) The Underwriters shall have received the opinion or opinions of Morris, James, Hitchens & Williams, special counsel for each Owner Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

               (f) The Underwriters shall have received the opinion or opinions of (i) ____________, special counsel for the Owner Participants, and (ii) the general counsel of each Owner Participant, each dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

               (g) The Underwriters shall have received the opinion or opinions of Bingham Dana LLP, special counsel of each Indenture Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

               (h) The Company and GATC shall have furnished to the Underwriters the opinion of Bingham Dana LLP, special counsel for the Pass Through Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, and the Company and GATC shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (i) The Underwriters shall have received from Milbank, Tweed, Hadley & McCloy, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Pass Through Agreement, the Prospectus (together with any amendment or supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company and GATC shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (j) The Underwriters shall have received a copy of each opinion provided to any investment rating agency in connection with their rating of the Securities, each of which shall state therein that the Underwriters may rely thereon, in form and substance reasonably satisfactory to the Underwriters.

               (k) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Underwriters a comfort letter or letters, dated as of the Execution Time and as of the Closing Date, respectively, in form and substance reasonably satisfactory to the Underwriters.

               (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus (exclusive of any amendment thereof or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of either of the Company or GATC, the effect of which, in the judgment of the Underwriters, would be likely to impair materially the marketability of the Securities or is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment thereof or supplement thereto).

               (m) On or before the Closing Date, this Agreement, each Operative Agreement and each Company Document shall each be satisfactory in form and substance to the Underwriters, shall have been duly executed and delivered by the parties thereto (except that the execution and delivery of the documents referred to above (other than this Agreement) by a party hereto or thereto shall not be a condition precedent to such party's obligations hereunder), shall each be in full force and effect and executed counterparts of each shall have been delivered to the Underwriters or their counsel on or before the Closing Date.

               (n) Each of the Company and GATC shall have furnished to the Underwriters a certificate, dated the Closing Date, signed by its Chairman of the Board or President and its principal financial or accounting officer, to the effect that the signers of such certificate have carefully examined this Agreement, the Prospectus, any amendment thereof or supplement thereto and that:

                        (i) the representations and warranties of each of the Company and GATC in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, each of the Company and GATC has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, and the conditions precedent to the obligations of the Underwriters set forth herein have been fulfilled;

                        (ii) (A) nothing has come to their attention that would lead either of them to conclude that the Registration Statement included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, under the circumstances in which they were made, not misleading, and, (B) since the date of the Registration Statement (exclusive of any amendment thereof or supplement thereto), there has been no material adverse change in the financial condition, earnings, business or properties of either of the Company or GATC, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement (exclusive of any amendment thereof or supplement thereto); and

                        (iii) since such date there shall not have been any change in the capital stock of the Company or GATC, or long-term debt of the Company or GATC.

               (o) Each of the Company and GATC shall have delivered to the Underwriters a certificate, dated the Closing Date, of its secretary certifying as to its articles or certificate of incorporation, by-laws or other organizational documents; board resolutions authorizing the execution, delivery and performance of the Company Documents or Operative Agreements to which it is a party, as applicable; and the incumbency of all officers that signed any of the Company Documents and such Operative Agreements.

               (p) The Underwriters shall have received (x) any certificate relating to insurance that is required pursuant to [Section 12] of any Lease and (y) a certificate from a nationally recognized insurance broker in the form of [Exhibits A-1 and A-2] to the Participation Agreement with respect to the public liability insurance required by [Section 12.1(b)] of the Lease.

               (q) Any Operative Agreements which are required to be executed on or prior to the Closing Date that have not been executed by the date of this Underwriting Agreement will be subject to a condition precedent which requires such agreements to be in form and substance satisfactory to the Underwriters.

               (r) On or prior to the Closing Date, the Company and GATC shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

               (s) (i) Each of the Rating Agencies shall have delivered to the Company and the Underwriters a final rating letter setting forth a rating with respect to the Securities of at least ["AA"] by S&P and ["Aa2"] by Moody's and (ii) subsequent to the execution and delivery of this Agreement such organizations shall not have announced in writing (which shall include, without limitation, any press release by such organization) that it has under surveillance or review, with possible negative implications, its rating of any of the Securities.

               (t) On or before the Closing Date the Company shall have caused the Lease, the Lease Supplements in respect of Units delivered on the Closing Date, the Indenture and the Indenture Supplements in respect of the Units delivered on the Closing Date, to be duly filed, recorded and deposited with the Surface Transportation Board of the United States of America in conformity with 49 U.S.C. (S)11301 and with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada and all necessary actions shall have been taken to cause publication of notice of such deposit in The Canada Gazette in accordance with said Section 90 within 21 days after the Closing Date, and the Company shall furnish the Underwriters with proof thereof.

               (u) Simultaneous with or prior to the Closing Date the Equipment Notes shall have been issued and sold to the Pass Through Trust.

               (v) On or prior to the Closing Date, the Company shall have funded the Liquidity Reserve Account and the Cash Trapping Account with cash in an amount equal to $___________ and $__________ respectively.

               (w) The Company shall have furnished evidence to the Underwriters that, upon consummation of the transactions contemplated hereby on the Closing Date, it will have capital of at least $_________, exclusive of Subleases, together with an Officer's Certificate as to the solvency of the Company as of the Closing Date.

               (x) Each of the conditions contained in [Section 4] of each of the Participation Agreements shall have been fulfilled to the satisfaction of the Underwriters.

          If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters[; provided that the entire structuring fee set forth in Section 3(c) of this Agreement shall be payable to the [Underwriters] in the event that at any time prior to the expiration of two years after such cancellation a financing is consummated by GATC or the Company involving a financing structure which is deemed to be materially similar to the transactions described in the Prospectus. Notice shall be given to the Company in writing or by telephone or telegraph confirmed in writing].

          The documents required to be delivered by this Section 8 shall be delivered at the office of Vedder, Price, Kaufman & Kammholz, special counsel for the Company at 222 North LaSalle Street, Chicago, IL 60601-1003, on the Closing Date.

          Expenses.

               (a) The Company and GATC, jointly and severally, agree to pay all expenses charged to either of them or the Underwriters incident to the performance by any of them of their respective obligations under this Agreement. The Underwriters will pay their own out-of-pocket expenses incurred by the Underwriters in connection with the marketing, offer and sale of the Securities, other than the costs and expenses of [Lewton Technologies] which shall be paid by the Company and GATC regardless of whether the sale of the Securities provided for herein is consummated. The reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special counsel to the Underwriters, shall be paid by each Owner Trustee or Owner Participant pursuant to Section 2.5 of each Participation Agreement.

               (b) The Company and GATC, jointly and severally, agree to pay all expenses incidental to the performance of their obligations under this Agreement, the Company Documents and the other Operative Agreements, including, without limitation, (i) the fees and expenses of the Pass Through Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation, printing and distribution of this Agreement, the Securities, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto, the Pass Through Trust Agreement, each of the other Company Documents and Operative Agreements and any other document relating to the issuance, offer, sale and delivery of the Securities, (iii) the costs incident to the authorization, issuance, sale, authentication, transfer and delivery of the Equipment Notes to the Pass Through and the Securities to the Underwriters; (iv) the fees and expenses or qualifying the Securities under securities laws of the several jurisdictions and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel to the Underwriters); (v) the cost and charges of DTC and its nominee in connection with the Securities, including the book-entry ownership system for the Securities; (vi) the cost and charges of any transfer agent, registrar or paying agent; (vii) the fees and disbursements of the Company's and GATC's counsel and accountants and (viii) any fees charged by investment rating agencies for the rating of the Securities, regardless of whether the sale of the Securities provided for herein is consummated.

          Indemnification and Contribution.

               (a) Each of the Company and GATC jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls each Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or any information provided by the Company or GATC to any holder or prospective purchaser of Securities, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) none of the Company or GATC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein and
     (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriters (or to the benefit of any person controlling the Underwriters) if the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof but did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities, in any case where (A) the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and (B) if a copy of such Prospectus (or Prospectus as amended or supplemented) had been sent or given to the person asserting any such loss, claim, damage or liability, such delivery would have cured the defect giving rise to the claim asserted by such person. This indemnity agreement will be in addition to any liability which the Company or GATC, as the case may be, may otherwise have.

               (b) Each Underwriter severally agrees to indemnify and hold harmless each of the Company and GATC, each of their respective directors, officers, employees and agents, and each person who controls the Company or GATC within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and GATC to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Company and GATC acknowledges that the offering price and the statements set forth in the last paragraph of the cover page, the stabilizing legend and the information included under the heading "Underwriting" therein in any Preliminary Prospectus or the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

               (c)  Promptly after receipt by an indemnified party under this
     Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
     (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d)  In the event that the indemnity provided in paragraph (a) or
     (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the Company, GATC and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which the Company, GATC and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and GATC, on one hand, and by the Underwriters, on the other hand, from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and GATC, on the one hand, and the Underwriters, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and GATC, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and GATC shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company and GATC, on the one hand, or the Underwriters, on the other. The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of any Underwriter shall have the same rights to contribution as such Underwriters, and each person who controls either of the Company or GATC within the meaning of either the Act or the Exchange Act and each officer and director of either of the Company or GATC shall have the same rights to contribution as the Company or GATC, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (d).

          Termination.

          This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or material escalation of hostilities in or involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment thereof or supplement thereto), (iv) any material adverse change in United States or international financial, political or economic conditions such as to make it, in the judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment thereof or supplement thereto), (v) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical ratings organization" (as defined for purposes of Section 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) or (vi) there shall have been any material adverse effect with respect to the Company or GATC, otherwise than as set forth or contemplated in the Prospectus, so as to make it, in any such case, in the judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment thereof or supplement thereto).

          Agreements, Representations and Indemnities to Survive.

          The respective agreements, representations, warranties, indemnities and other statements of the Company and GATC or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, GATC or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

          Notices.

          All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Salomon Brothers Inc at Seven World Trade Center, New York, New York 10048
Attention: ___________; if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 500 West Monroe Street, Chicago, Illinois 60661-3676, Attention: Treasurer; and if sent to GATC, will be mailed, delivered or telegraphed and confirmed to it at 500 West Monroe Street, Chicago, Illinois 60661-3676, Attention: Secretary.

          Persons Entitled to Benefit of Agreement.

          This Agreement shall inure to the benefit of and be binding upon each Underwriter, the Company, GATC and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons, except that the representations, warranties, indemnities and agreements of the Company and GATC contained in this Agreement shall also be deemed to be for the benefit of the Person or Persons, if any, who control any Underwriter within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any Person, other than the Persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          15.  Governing Law.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               (b) Any legal action or proceeding relating in any way to this Agreement, may be brought and enforced in the Federal courts of the United States for the Southern District of New York, and each of the Company and GATC accepts for itself and in respect of its property, generally, irrevocably and unconditionally, the jurisdiction of each such court in respect of any such action or proceeding but only such action or proceeding; provided that, if for whatever reason the Federal courts of the United States for the Southern District of New York will not or cannot hear such action or proceeding, it may be brought and enforced in the courts of the State of New York in The City of New York, Borough of Manhattan. Each of the Company and GATC agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

               (c) Each of the Company and GATC irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which they might otherwise be entitled in any action or proceeding relating in any way to this Agreement, and, in the case of the Company, the Pass Through Trust Agreement, the Securities or any other Company Document, in any case, in the courts of the United States, of the State of New York or of any other country or jurisdiction, and none of the Company or GATC shall raise a claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

               (d) Each of the Company and GATC hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Pass Through Trust Agreement, the Securities or any Company Document, or Operative Agreement to which it is a party brought in the courts referred to in clause (b) above, and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT PERMITTED BY

     APPLICABLE LAW, EACH OF THE COMPANY AND GATC HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE PASS THROUGH TRUST AGREEMENT, THE SECURITIES OR ANY COMPANY DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

          Headings.

          The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          Counterparts.

          This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, GATC and each Underwriter.


                                Very truly yours,



                                GENERAL AMERICAN RAILCAR CORPORATION II


                                By:
                                   ------------------------------
                                   Name:
                                   Title:


                                GENERAL AMERICAN TRANSPORTATION
                                  CORPORATION


                                By:
                                   ------------------------------
                                   Name:
                                   Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.



By:
   --------------------------
   Name:
   Title:


MORGAN STANLEY & CO. INCORPORATED



By:
   --------------------------
   Name:
   Title:

                                   SCHEDULE A

      PASS THROUGH                AGGREGATE                    INTEREST                     FINAL
      CERTIFICATE                 PRINCIPAL                      RATE                    DISTRIBUTION
      DESIGNATION                  AMOUNT                                                   DATE
         1998-1                 [$167,000,000]                  _______                 _________, ____



Closing Date, Time and Location: _______, 1998; 11:00 a.m. Chicago time; Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, IL 60601-1003.

Addresses for notices pursuant to Section 11: Salomon Smith Barney Inc. at Seven World Trade Center, New York, New York 10048 Attention: Legal Department; Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036-8293
Attention:  _______________________________.

                                  SCHEDULE B



                                         PRINCIPAL AMOUNT OF
                                      PASS THROUGH CERTIFICATES
UNDERWRITERS                                TO BE PURCHASED
------------                          -------------------------
Salomon Smith Barney Inc.
                                         -------------------
Morgan Stanley & Co. Incorporated
                                         -------------------

                                         -------------------
TOTAL                                      [$167,000,000]
                                         -------------------